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                                                                   EXHIBIT 10.10

                   LOUISIANA RETAILERS ASSOCIATION SELF INSURERS FUND
                            ADMINISTRATOR'S CONTRACT

         WHEREAS, the Louisiana Retailers Association is desirous of forming a self insurers fund for workers' compensation and,

         WHEREAS, the Association recognizes the need to engage a qualified, experienced administrator for the purpose of assisting in the formation of the fund and managing the fund thereafter, and,

         WHEREAS, Summit Consulting, Inc., represented by C.C. Dockery, President, has agreed to serve as administrator.

         NOW THEREFORE, for and in consideration of the mutual covenants, premises and obligations herein contained, which are given to and accepted by the parties hereto, the parties of this instrument stipulate and agree as follows:

         (1) That the Louisiana Retailers Association appoints C.C. Dockery, President of Summit Consulting, Inc., as administrator of the Louisiana Retailers Association Self Insurers Fund and as attorney-in-fact for the Fund and its members.

         (2) That the administrator shall put forth all good and necessary efforts to establish the Fund and thereafter manage the Fund for a minimum period of five years; and thereafter on a continuing basis as mutually agreed upon, in accordance with the policies adopted by the trustees of the Fund. The administrator shall advise the trustees on policy matters; insure that the provisions of the trustees contracts for services are met; establish and maintain a resident address for the Fund; set up policies and maintain a set of books for the Fund; collect all sums due the Fund; pay all items of expense in accordance with the policies of the trustees of the Fund; invest fund surpluses; and properly account for all funds so handled at such reasonable times and places as the trustees shall designate but not less than once annually.

         (3) In exchange for these services, the Fund shall pay to the administrator an amount equal to 30 percent of the earned normal premium, payable on a monthly basis, plus an amount equal to one percent of the earned normal premium to be paid from investment income or the discount retention fund.





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In consideration of the administrator's fees, the administrator shall provide to the Louisiana Retailers Association Self Insurers Fund: (1) An annual audit of the Fund by a certified public accountant. (2) The surety bond of the Fund to be posted with the Louisiana Insurance Commissioner. (3) Fidelity bond of the administrator indemnifying the trustees. (4) An annual individual member's payroll audit as necessary to insure the proper operation of the Fund. (5) Specific and aggregate reinsurance policies. (6) Service contracts for claims handling and safety engineering. (7) Bookkeeping services, loss fund reports to members, office space and office supplies. (8) And will pay all other expenses except those authorized for disbursement from the claims fund to handle claims as provided by the reinsurance carrier or other expenses as may be authorized by the trustees for payment from the Fund.

         (4) The administrator agrees to pay to the Louisiana Retailers Association an amount equal to one percent of the earned normal premium for and in consideration of the Association's expenses in helping publicize and promote the program.

         (5) This contract becomes effective upon the execution of the contract by the parties and remains in force from the date the Fund commences operation.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 24th day of June, A.D., 1980.

WITNESS:                               ACCEPTED:

/s/ Thomas Petcoff                     By:      /s/ Carl R. Carstens
---------------------------                     -------------------------------
                                                Carl R. Carstens, Chairman
                                                LOUISIANA RETAILERS ASSOCIATION

WITNESS:

/s/ Thomas Petcoff                     By:      /s/ C.C. Dockery
---------------------------                     -------------------------------
                                                C.C. Dockery, President
                                                SUMMIT CONSULTING, INC.


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                                 ADDENDUM TO
              LOUISIANA RETAILERS ASSOCIATION SELF INSURERS FUND
                           ADMINISTRATOR'S CONTRACT

         This addendum entered into the 10th day of February, 1983, by and between the Louisiana Retailers Association Self Insurers Fund (fund) and Summit Consulting, Inc. (administrator).

         WHEREAS, the Administrator's Contract was executed by the parties on June 24, 1980, and

         WHEREAS, the parties are desirous of clarifying Paragraph 2 of the Administrator's Contract, dated June 24, 1980, with respect to the continuing nature of the agreement, and

         WHEREAS, the parties are desirous of clarifying Paragraph 3 of the Administrator's Contract, dated June 24, 1980, with respect to certain payments;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Administrator's Contract, dated June 24, 1980, those covenants and promises contained herein, the parties agree as follows:

         1. RENEWAL - The Administrator's Contract, dated June 24, 1980, will automatically renew unless terminated by either party in accordance with provisions of this addendum.

         2. TERMINATION - Either party may terminate the Administrator's Contract, dated June 24, 1980, by giving sixty days written notice of said intended termination to the other. The fund may terminate the administrator for good cause shown as follows:

                           a. Failure to provide an annual audit of the fund by
                  a certified public accountant.

                           b. Failure to provide a surety bond for the fund to
                  be posted with the office of the insurance commissioner, State of Louisiana, unless the fund has posted other assets in lieu of the bond.

                           c. Failure to provide a fidelity bond.

                           d. Failure to provide an annual individual member's
                  payroll audit as necessary to insure the proper operation of the fund.


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                           e. Failure to provide specific and aggregate
                  reinsurance policies in the minimum amounts required by the State of Louisiana insurance commissioner.

                           f. Failure to provide for the handling of claims
                  incurred by the fund.

                           g. Failure to provide safety engineering services to
                  the fund members.

                           h. Failure to provide bookkeeping services for the
                  fund, loss reports to fund members, office space and office supplies as are necessary for the proper operation of the fund.

                           i. Failure to put forth a good and reasonable
                  marketing effort on behalf of the fund and to pay any commissions due in accordance with any agreement entered into between the administrator and any producing agent.

                           j. Failure to make tax and assessment payments to the
                  office of the insurance commissioner, State of Louisiana, with the fund bearing the expense, out of the loss fund or other income resources, of the special disability assessment and the administrator bearing the expense of the administrative assessment.

                           k.       Fraud or theft.

                           l.       Bankruptcy.

         Upon receipt of notice of termination as contemplated in this addendum, the administrator shall have not less than 90 days nor more than 180 days to correct any deficiency in performance. If administrator should correct the deficiency that gave rise to the fund's cause for termination, as set forth in the fund's notice, then and in that event, the notice of termination shall be null and void and of no further effect.

         3. LOCAL, STATE, OR FEDERAL TAX LEVIES - Should, at any time, any local, state, or federal authority determine that the fund is subject to and liable for the payment of any local, state, or federal income tax, such obligation for payment shall accrue to the fund and not the administrator.

         Ratified by the Board of Trustees of the Louisiana Retailers Association Self Insurers Fund this 10th day of February, 1983.



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By:      /s/ Carl R. Carstens                  By:  /s/ C.C. Dockery
         -----------------------------              ---------------------------
         Carl R. Carstens, Chairman                 C.C. Dockery, President
         Board of Trustees                          Summit Consulting, Inc.


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